50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169
Telephone: 775-323-1980 Fax: 775-323-2339	Telephone: 775-323-1980 Fax: 775-323-2339
www.shermanhoward.com

Exhibit 5.1

June 12 , 2017

ICTV Brands Inc.

489 Devon Park Drive

Suite 306

Wayne, Pennsylvania 19087

Re:	ICTV Brands Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to ICTV Brands Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of up 20,588,243 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), to be sold by certain stockholders of the Company (the “Selling Stockholders”) under a Registration Statement on Form S-1, as amended from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”).

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	Registration Statement (File No. 333-217324);

(b)	Amended and Restated Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on March 6, 2001, as further amended by the Certificate of Amendment as filed with the Secretary of State of Nevada on August 4, 2014 (the “Articles”);

(c)	Amended and Restated Bylaws of the Company adopted on January 22, 2001 and as further amended by the First Amendment to Amended and Restated Bylaws of the Company adopted on September 18, 2001 (the “Bylaws”);

(d)	Securities Purchase Agreement among the Company and the Selling Stockholders dated as of October 4, 2016;

June 12 , 2017 Page 2

(e)	Registration Rights Agreement among the Company and the Selling Shareholders dated as of January 23, 2017 as amended by Amendment No. 1 to the Registration Rights Agreement dated as of February 28, 2017;

(f)	Certificates representing the Shares issued to the Selling Stockholders; and

(g)	Certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares, the registration of the Shares under the Securities Act, and such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity, that the certificates representing the Shares were properly executed by the appropriate officers of the Company, that the certificates representing the Shares were properly executed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and that the Registration Statement will be declared effective. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and, other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized and that the Shares were validly issued, fully paid, and are nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

June 12 , 2017 Page 3

The opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

SHERMAN & HOWARD L.L.C.